UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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BUSINESS DEVELOPMENT CORPORATION OF AMERICA

405 Park Avenue — 14th Floor
New York, New York 10022

[•], 2015

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Business Development Corporation of America (the “Company”) to be held on [•], 2015 at [The Core Club, located at 66 E. 55th Street, New York, New York 10022, commencing at 8:30 a.m. (local time)].

AR Capital LLC (“ARC”), the Company’s sponsor, has entered into a transaction agreement (the “Transaction Agreement”) with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH”), and an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company (“AR Global”). The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries, which include the parent of BDCA Adviser, LLC, the Company’s investment adviser (the “Adviser”)). Following the consummation of the transactions (collectively, the “Transaction”) contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The consummation of the Transaction would result in an assignment and subsequent termination of the current investment advisory agreement, dated June 5, 2013, between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”).

The stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and the Adviser (the “New Advisory Agreement”). As described in the accompanying Proxy Statement, all material terms of the Existing Advisory Agreement and the New Advisory Agreement, including investment advisory fees, will remain unchanged. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of an investment company’s “non-interested” directors and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Company’s Board of Directors, including a majority of non-interested directors, has approved the New Advisory Agreement and believes it to be in the best interests of the Company and its stockholders. If approved by the required majority of the Company’s stockholders, the New Advisory Agreement will become effective upon the closing of the Transaction, which is expected to occur as soon as practicable following the Special Meeting. This proposal is explained more fully in the attached Proxy Statement.

At the closing of the Transaction, one of the Company’s current interested directors, William M. Kahane, will resign from the Board of Directors. As a result, upon the closing of the Transaction, the Company’s Board of Directors would consist of three non-interested directors and one interested director. Therefore, the Company would satisfy the 75% non-interested director requirement under Section 15(f) of the 1940 Act upon the closing of the Transaction. For additional information regarding Section 15(f) of the 1940 Act, please see the attached Proxy Statement.

Further details regarding the business to be conducted at the Special Meeting are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

It is important that your shares be represented at the Special Meeting. If you are unable to attend the Special Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, vote your shares by telephone, or vote via the Internet. Your vote is important.

Sincerely yours,
Nicholas Radesca Chief Financial Officer, Treasurer and Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholders Meeting To Be Held on [ ], [ ], 2015

This Proxy Statement is available at: www.2voteproxy.com/arc.

The following information applicable to the Special Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

405 Park Avenue — 14th Floor

New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [ ], [ ], 2015

To the Stockholders of Business Development Corporation of America:

The Special Meeting of Stockholders (the “Special Meeting”) of Business Development Corporation of America (the “Company”) will be held at [The Core Club, located at 66 E. 55th Street, New York, New York 10022, commencing at 8:30 a.m. (local time)], for the following purposes:

As discussed in more detail in the enclosed Proxy Statement, AR Capital LLC (“ARC”), the Company’s sponsor, has entered into a transaction agreement (the “Transaction Agreement”) with AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH”), and an affiliate of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), and a newly formed entity, AR Global Investments, LLC, a Delaware limited liability company (“AR Global”). The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries, which include the parent of BDCA Adviser, LLC, the Company’s investment adviser (the “Adviser”)). Following the consummation of the transactions (collectively, the “Transaction”) contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The consummation of the Transaction will result in an assignment and subsequent termination of the current investment advisory agreement, dated June 5, 2013, between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). The stockholders of the Company are being asked to approve a new investment advisory agreement between the Company and the Adviser (the “New Advisory Agreement”).

In full, the Special Meeting of Stockholders is being held for the following purposes:

1.          To approve the New Advisory Agreement between the Company and the Adviser, to take effect upon the consummation of the Transaction;

2.          To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

3.          To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.

Each proposal is discussed in greater detail in the enclosed Proxy Statement. You have the right to receive notice of and to vote at the Special Meeting if you were a stockholder of record at the close of business on [           ], 2015. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or submit your vote through the Internet website of our proxy tabulator at www.2voteproxy.com/arc, as indicated on the proxy card. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
Peter M. Budko
Chief Executive Officer and Chairman of the Board of Directors

New York, New York
[ ], 2015

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the Special Meeting, you still may attend the meeting and vote your shares in person.

Business Development Corporation of America

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Q1:        Why did you send me this proxy statement?

A:          The Company sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Special Meeting. The Special Meeting will be held at [The Core Club, located at 66 E. 55th Street, New York, New York 10022, commencing at 8:30 a.m. (local time)].

This proxy statement summarizes the information regarding the matters to be voted upon at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the Internet, as indicated on the proxy card.

As of [           ], 2015, the date for determining stockholders entitled to vote at the Special Meeting (the “Record Date”), there were [    ] shares of the Company’s common stock outstanding. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote for each share of common stock you owned as of that date. The Company began mailing this proxy statement on or about [           ], 2015 to all stockholders entitled to vote their shares at the Special Meeting.

Q2:        What am I being asked to vote on?

A:          At the Special Meeting, stockholders of the Company are being asked to vote for the following proposals:

1.          To approve a New Advisory Agreement between the Company and the Adviser, to take effect upon the consummation of the Transaction;

2.          To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies; and

3.          To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

Q3:        What is the quorum requirement for the Special Meeting?

A:          A quorum of stockholders must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes.

If a quorum is not present at the Special Meeting, the stockholders who are represented may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. On the Record Date, there were [    ] shares of the Company’s common stock outstanding and entitled to vote. Thus, [    ] shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Q4:        What is the Transaction?

A:          As discussed in more detail in the enclosed Proxy Statement, pursuant to the Transaction, ARC, the Company’s sponsor, has entered into the Transaction Agreement with AMH, an affiliate of Apollo, and a newly formed entity, AR Global. The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries, which include the parent of the Adviser. Following the consummation of the transactions (collectively, the “Transaction”) contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The consummation of the Transaction will result in an assignment and subsequent termination of the Existing Advisory Agreement between the Company and the Adviser in accordance with the 1940 Act. The stockholders of the Company are being asked to vote to approve the New Advisory Agreement between the Company and the Adviser. As described in the Proxy Statement, all material terms of the Existing Advisory Agreement and the New Advisory Agreement, including the investment advisory fees, will remain unchanged.

Q5:        Why am I being asked to vote on the New Advisory Agreement?

A:          The consummation of the Transaction will terminate the Company’s Existing Advisory Agreement with the Adviser. Accordingly, stockholders of the Company are being asked to approve the New Advisory Agreement with the Adviser on materially the same terms and with the same fee structure as are currently in effect under the Existing Advisory Agreement. The Board of Directors believes that approval of the New Advisory Agreement will provide the benefits to the Company discussed below. The Board of Directors, including a majority of Non-interested Directors, has approved the New Advisory Agreement and believes it to be in the best interests of the Company and its stockholders.

Q6:        What are the benefits of the Transaction to the Company and its stockholders?

A:          In evaluating the New Advisory Agreement, the Board of Directors requested an extensive set of materials regarding Apollo and its affiliates, as well as materials from the Adviser. With respect to Apollo’s platform, the Board considered the following:

•	Apollo is a leading global alternative investment manager with $163 billion in assets under management. The firm was founded in 1990 and has grown to become one of the largest alternative investment managers in the world.

•	The firm maintains a value-oriented investment strategy across its three business segments including private equity, credit and real estate, with significant distressed expertise.

•	As of June 30, 2015, Apollo had total asset under management (AUM) of $163 billion, including approximately $39 billion in private equity, $113 billion in credit and $11 billion in real estate.

The Board of Directors discussed Apollo's qualifications and considered its philosophy of management, historical performance, and methods of operations, and considered the following potential benefits to the Company and its stockholders:

•	Apollo manages approximately $5 billion of 1940 Act-registered funds and has extensive experience and knowledge with the intricacies of managing these vehicles.

•	Apollo also manages Apollo Investment Corp. (“AIC”), one of the first externally-managed publicly-listed BDCs. Apollo is familiar with buy-side investment and sell-side analyst communities, which would benefit the Company assuming it eventually provides its investors with a liquidity event by listing on an exchange.

•	As a leading global alternative asset manager, the Apollo platform as a whole is interfacing extensively with capital markets and trading desks, which offers opportunities with regard to potential transactions and the ability to gain competitive pricing from underwriters and lenders and access to an array of financing options on preferable terms

•	Beyond regular-way loan and debt investments, Apollo is often offered access to various strategic activities, including partnerships with leading origination platforms and acquisition opportunities.

•	Apollo’s success as a leading private equity and credit manager strengthens its ability to attract human capital.

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•	The Adviser will have access to the accounting, finance, legal and compliance resources of Apollo’s larger platform.

•	Over the longer term, the Adviser believes that the Transaction has the potential to benefit the Company through access to strategic investment opportunities and to Apollo’s expertise as a leading global alternative investment manager. In addition, Apollo will evaluate and seek opportunities to enhance the Adviser’s investment process, including the ways in which the investment process of Apollo and its investment adviser affiliates may supplement the Adviser’s process.

Q7:          What are the conditions of the Transaction?

A:          The consummation of the Transaction is subject to certain terms and conditions, including, among others: (i) approval of the New Advisory Agreement by the Company’s stockholders; (ii) 75% of the members of the Board of Directors not being “interested persons” as such term is defined in the 1940 Act (see Q8); and (iii) the receipt of required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the closing will take place as soon as practicable after the Special Meeting.

Q8:          Are there any additional conditions associated with the Transaction?

A:          Yes. The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•          First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the investment adviser or predecessor adviser. The Board of Directors is expected to meet this requirement as a result of the resignation of one of the Company’s current interested directors, William M. Kahane, who will resign from the Board of Directors at the closing of the Transaction if the New Advisory Agreement is approved by the Company’s stockholders; and

•          Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Adviser and Apollo will conduct, and use their reasonable best efforts to cause their respective affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). This includes refraining from proposing any increase in the investment advisory fees paid by the Company to the Adviser.

Q9:        How will the Transaction affect the Company’s monthly distribution policy?

A:          There will be no changes to the Company’s distribution policy. To the extent that the Company has income available, it intends to continue to distribute monthly distributions to its stockholders. The amount of the Company’s distributions, if any, will be determined by its Board of Directors. Any distributions to the Company’s stockholders will be declared out of assets legally available for distribution.

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Q10:     How will the Transaction affect the Company’s future plans for raising capital?

A:          As a business development company (“BDC”), the Company needs the ability to raise additional capital for investment purposes on an ongoing basis. Accordingly, if the Company lists its shares of common stock with a national securities exchange, the Company expects to access the capital markets from time to time to raise cash to take advantage of additional investment opportunities. Prior to any such listing, the Company may seek to acquire additional capacity on its bank credit lines or seek additional sources of debt capital. The Adviser believes that being a part of the Apollo platform has the potential to benefit the Company should it seek to list and/or raise additional capital through the issuance of equity or debt securities in the future.

Q11:     Will the Company continue to be a public, non-listed BDC after the Transaction closes?

A:          Yes. After closing of the Transaction, the Company will continue to be a a public, non-listed BDC. The Company’s stockholders will continue to own the same amount and type of shares in the same Company.

Q12:     Will the Company’s name change?

A:          No.

Q13:     Will the investment advisory fees payable to the Adviser under the New Advisory Agreement increase as a result of the Transaction?

A:          No. The terms and conditions of the New Advisory Agreement will be the same with respect to all material terms and conditions of the Existing Advisory Agreement, and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement.

Q14:     How does the Board of Directors recommend that I vote with respect to the proposal to approve the New Advisory Agreement?

A:          In evaluating the New Advisory Agreement, the Board of Directors reviewed certain materials furnished separately by the Adviser, Apollo and their affiliates. The Board of Directors also discussed Apollo’s philosophy of management, historical performance, and methods of operations, and believes the Transaction and the New Advisory Agreement are in the best interests of the Company and its stockholders. Accordingly, after careful consideration, the Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the New Advisory Agreement.

Q15:     Will the Company bear the costs associated with the Transaction?

A:          No. The costs associated with the Transaction will be borne by ARC and Apollo. Apollo and ARC will also equally bear the costs associated with the Special Meeting, including the cost of any proxy solicitor.

Q16:     How do I vote by proxy and how many votes do I have?

A:          If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Special Meeting, the persons named as proxies on the proxy card will vote the shares in the manner that you specified. If you sign the proxy card, but do not make specific choices, the shares represented by such proxy will be voted as recommended by the Board of Directors. You may also vote your shares by calling toll free at 1-800-830-3542 or through the Internet website of our proxy tabulator at www.2voteproxy.com/arc, as indicated on the proxy card.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, [Boston Financial Data Services, Inc.], who will coordinate proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of the Proxy Statement, either by paper or electronically, from our proxy tabulator and will have the opportunity to vote via the Internet or by telephone through our proxy tabulator.

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If any other matter is presented, the shares represented by such proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the Special Meeting. You have one vote for each share of common stock that you own on the Record Date. The proxy card indicates the number of shares that you owned on the Record Date.

Q17:      What does it mean if I receive more than one proxy card?

A:          If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q18:      May I revoke my proxy?

A:          Yes. You may change your mind after you send in your proxy card or authorize your shares by telephone, through the Internet website of our proxy tabulator at www.2voteproxy.com/arc, or at the Special Meeting by following these procedures. To revoke your proxy:

•          deliver a written revocation notice prior to [    ] a.m., Eastern Time, on [           ], 2015 to our proxy tabulator, [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169];

•          indicate your revocation prior to [    ] a.m., Eastern Time, on [           ], 2015 by calling toll free at 1-800-830-3542 or through the Internet website www.2voteproxy.com/arc;

•          deliver a later-dated proxy to [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169] that is received prior to [    ] a.m., Eastern Time, on [           ], 2015;

•          submit a later-dated proxy by calling toll free at 1-800-830-3542 or through the Internet website www.2voteproxy.com/arc prior to [    ] a.m., Eastern Time, on [           ], 2015; or

•          vote in person at the Special Meeting on [           ], 2015.

  If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions.

Q19:      How do I vote in person?

A:          If you plan to attend the Special Meeting and vote in person, we will give you a proxy card when you arrive. If your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from that broker, bank, or nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on [           ], 2015, the Record Date for voting. Alternatively, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Special Meeting.

Q20       What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:          Stockholders of Record.  You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, American National Stock Transfer, LLC.

Beneficial Owner.  You are a beneficial owner if at the close of business on the Record Date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the voting instructions your bank, brokerage firm or other nominee provides. If you do not provide your bank, brokerage firm or other nominee with instructions on how to vote your shares, your bank, brokerage firm or other nominee will not be able to vote your shares with respect to any of the proposals. Please see “What if I do not specify how my shares are to be voted?” for additional information.

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Q21:     What will happen if I do not vote my shares?

A:          Stockholders of Record.  If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone or the Internet or in person at the Special Meeting, your shares will not be voted at the Special Meeting.

Beneficial Owners.  If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares. Your brokerage firm or other nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1and 2. Accordingly, there will be no broker non-votes with respect to Proposals 1 and 2.

Q22:     What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions

Proposal 1 — Approval the New Advisory Agreement between the Company and the Adviser, to take effect upon the consummation of the Transaction.	Affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting.*	No	Abstentions will have the effect of a vote against this proposal.

Proposal 2 — To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the votes cast at the Special Meeting.	No	Abstentions will have the effect of a vote against this proposal.

*            For purposes of this proposal, consistent with the 1940 Act, “a majority of the outstanding shares of common stock” is the lesser of: (i) 67% or more of our common stock present at the Special Meeting if the holders of more than 50% of our outstanding common stock are present or represented by proxy, or (ii) more than 50% of our outstanding common stock.

Since banks, brokerage firms or other nominees do not have discretion to vote on Proposals 1 or 2, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

Q23:     What if I do not specify how my shares are to be voted?

A:          Stockholders of Record.  If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as follows:

•             Proposal 1 — FOR the approval of the New Advisory Agreement between the Company and the Adviser, to take effect upon the consummation of the Transaction;

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•             Proposal 2 — FOR the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

•             In the discretion of the named proxies regarding any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners.  If you are a beneficial owner and you do not provide the bank, brokerage firm or other nominee that holds your shares with voting instructions, the bank, brokerage firm or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokerage firms and other nominees do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Accordingly, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will not vote your shares on Proposals 1 and 2 and your shares will not be counted as present for purposes of meeting the quorum requirement.

Q24:     What are abstentions and broker non-votes?

A:          An abstention represents action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares, or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter. Since brokerage firms do not have discretion to vote on non-routine matters such as Proposals 1 and 2 (and consequently there will be no broker non-votes with respect to Proposals 1 and 2), if you do not provide voting instructions to your brokerage firm, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

Q25:     Who is paying for the costs of soliciting these proxies?

A:          Apollo and ARC will equally bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card. In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by: (i) the directors, officers or employees of the Company or by the officers or employees of the Adviser (without special compensation therefor), or (ii) by [    ], our proxy solicitor, who has also been engaged by Apollo and the Adviser to solicit proxies on our behalf at an estimated fee of $[    ], plus out-of-pocket expenses.

Q26:     How do I find out the results of the voting at the Special Meeting?

A:          Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.

Q27:     Who should I call if I have any questions?

A:          If you have any questions about the Special Meeting, voting or your ownership of the Company’s common stock, please call us at [•] or send an e-mail to [    ], the Company’s [    ], at [    ].

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Business Development Corporation of America
405 Park Avenue — 14th Floor
New York, New York 10022

PROXY STATEMENT
Special Meeting of Stockholders

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of Business Development Corporation of America, a Maryland corporation (the “Company”), for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 14th Floor, New York, New York 10022. This Proxy Statement and Notice of Special Meeting were first mailed to our stockholders on or about the [•]th of [•], 2015.

Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholders Meeting To Be Held on [•], [•], 2015

This Proxy Statement is available at: www.2voteproxy.com/arc.

We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, either via the Internet or by telephone, and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the matters listed in the accompanying Notice of Special Meeting of Stockholders.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, [Boston Financial Data Services, Inc.], who coordinates proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of this Proxy Statement, either by paper or electronically, from [Boston Financial Data Services, Inc.] and will have the opportunity to vote via the Internet or by telephone.

Purpose of Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.          To approve a new investment advisory agreement (the “New Advisory Agreement”) between the Company and BDCA Adviser, LLC (the “Adviser”), to take effect upon the consummation of the Transaction, as defined herein (“Proposal 1”);

2.          To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 2”); and

3.          To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

Record Date and Voting Securities

You may vote your shares, in person or by proxy, at the Special Meeting only if you were a stockholder of record at the close of business on [           ], 2015 (the “Record Date”). On the Record Date, there were [    ] shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

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Quorum Required

A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Since banks, brokerage firms or other nominees do not have discretion to vote on non-routine matters such as Proposals 1 and 2, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement. As of the Record Date, there were [    ] shares of the Company’s common stock outstanding and entitled to vote thereon. Thus, [    ] shares must be represented by stockholders present at the Special Meeting or by proxy to have quorum

If a quorum is not present at the Special Meeting, the stockholders who are represented at the Special Meeting may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you must follow the voting instructions you receive from your bank, brokerage firm or other nominee. If you hold shares through a bank, brokerage firm or other nominee and you want to vote in person at the Special Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Special Meeting. If you do not vote in person at the Special Meeting or submit voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone through our proxy tabulator, [Boston Financial Data Services, Inc.], who coordinates proxy delivery and voting for these banks and brokerage firms. If your shares are registered in the name of a bank or brokerage firm, you will receive a copy of this Proxy Statement, either by paper or electronically, from [Boston Financial Data Services, Inc.] and will have the opportunity to vote via the Internet or by telephone.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf, as described on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person at the Special Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxy holder will vote your shares according to the Board of Directors’ recommendations. You may return the enclosed proxy card by mail in the enclosed, self-addressed envelope, or you may vote your shares by calling toll free at 1-800-830-3542 or through the Internet website of our proxy tabulator at www.2voteproxy.com/arc, as indicated on the proxy card.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•          delivering a written revocation notice prior to [    ] a.m., Eastern Time, on [           ], 2015 to our proxy solicitor, [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169];

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•          indicating your revocation prior to [    ] a.m., Eastern Time, on [           ], 2015 by calling toll free at 1-800-830-3542 or through the Internet website www.2voteproxy.com/arc;

•          delivering a later-dated proxy to our proxy solicitor, [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169];

•          submitting a later-dated proxy by calling toll free at 1-800-830-3542 or through the Internet website www.2voteproxy.com/arc prior to [    ] a.m., Eastern Time, on [           ], 2015; or

•          vote in person at the Special Meeting on [           ], 2015.

If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your broker, bank or other nominee in order to revoke your voting instructions. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting.

Vote Required

Approval of the New Advisory Agreement.  Approval of the New Advisory Agreement requires the affirmative vote of “a majority of outstanding voting securities” entitled to vote at the Special Meeting, as defined under the Investment Company Act of 1940, as amended (the “1940 Act”). Since the Company’s only voting securities are common stock, consistent with the 1940 Act, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the New Advisory Agreement. For purposes of approval of the New Advisory Agreement, “a majority of outstanding shares of common stock” is the lesser of: (i) 67% or more of the shares of common stock present at the Special Meeting if the holders of more than 50% of the outstanding common stock are present or represented by proxy; or (ii) more than 50% of our outstanding shares of common stock as of the Record Date. Abstentions will have the effect of a vote against the New Advisory Agreement. Since banks, brokerage firms or other nominees do not have discretion to vote on non-routine matters such as the approval of the New Advisory Agreement, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

Adjournment of Special Meeting.  Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting. Abstentions will have the effect of a vote against this proposal.

Additional Solicitation.  If there are not enough votes to approve the New Advisory Agreement, a majority of the stockholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on the election of directors or to approve the New Advisory Agreement prior to any such adjournment if there are sufficient votes for approval of such election of directors or the New Advisory Agreement.

Information Regarding This Solicitation

Apollo and ARC will equally bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders, and proxy card. We have requested that banks, brokerage firms and other nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. Apollo and the Adviser will reimburse such persons for their reasonable expenses in so doing.

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In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and/or by telephone or facsimile transmission by directors, officers or employees of the Company and/or officers or employees of the Adviser. The Adviser is located at 405 Park Avenue, 14th Floor, New York, New York 10022. No additional compensation will be paid to directors, officers or regular employees of the Company or the Adviser for such services. Apollo and the Adviser have also retained [Boston Financial Data Services, Inc.] to assist in the solicitation of proxies for a fee of approximately $[    ] plus reimbursement of certain out of pocket expenses.

Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator, [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169] prior to [    ] a.m., Eastern Time, on [           ], 2015, or submitted by calling toll free at 1-800-830-3542 or through the Internet website of our proxy tabulator at www.2voteproxy.com/arc, prior to [    ] a.m., Eastern Time, on [           ], 2015.

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Special Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the Company’s executive officers and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. The Company’s current address is 405 Park Avenue, 14th Floor, New York, New York 10022.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage(2)
BDCA Adviser, LLC	[ ]			*
Interested Directors:
Peter M. Budko	[ ]			*
William M. Kahane	—		—
Independent Directors:
Leslie D. Michelson	[ ]			*
Randolph C. Read	—		—
Edward G. Rendell	—		—
Officers (that are not directors):
Robert K. Grunewald	—		—
Nicholas Radesca	—		—
All directors and executive officers as a group (7 persons)	[ ]	(3)	1	[ ]%

*         Less than 1%

(1) The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.

(2) Based on a total of [ ]shares of common stock issued and outstanding on [ ], 2015.

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(3) Our Adviser, which owns 163,866 shares of those presented above, is 100% owned by American Realty Capital II Advisors, LLC, which is indirectly majority-owned by Nicholas S. Schorsch and William M. Kahane through the Sponsor. Peter M. Budko is a member of the Sponsor.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Peter M. Budko	over $100,000
William M. Kahane	over $100,000
Independent Directors:
Leslie D. Michelson	$50,001-$100,000
Randolph C. Read	None
Edward G. Rendell	None

(1) Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2) The dollar range of equity securities beneficially owned by our directors is based on the current offering price of $11.20 per share.

(3) The dollar range of equity securities beneficially owned is: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

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PROPOSAL 1: TO APPROVE A NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND THE ADVISER TO TAKE EFFECT UPON THE CONSUMMATION OF THE TRANSACTION

Background

The Adviser currently provides investment advisory services to the Company pursuant to the current Second Amended and Restated Investment Advisory and Management Services Agreement, dated June 5, 2013, between the Company and the Adviser (the “Existing Advisory Agreement”). The Existing Advisory Agreement was last approved by the Board of Directors, including a majority of directors who are not “interested persons,” as such term is defined under the 1940 Act (the “Non-interested Directors”), on March 10, 2015. The Existing Advisory Agreement was last approved by a vote of the stockholders of the Company on January 31, 2011.

On August 6, 2015, ARC, the Company’s sponsor, entered into the Transaction Agreement with AMH, an affiliate of Apollo, and a newly formed entity, AR Global. The Transaction Agreement provides that ARC will transfer to AR Global a majority of the assets of its ongoing asset management business (including equity interests in its subsidiaries, which include the parent of the Adviser. The Transaction Agreement also provides that AMH will contribute certain other assets to AR Global. Following the consummation of the Transaction contemplated by the Transaction Agreement, AMH will hold a 60% interest in AR Global and ARC will hold a 40% interest in AR Global. The business and affairs of AR Global will be overseen by a board of managers comprised of ten members, six of which will be appointed by AMH and four of which will be appointed by ARC. The Adviser is currently owned indirectly by ARC and following the Transactions will be owned indirectly by AR Global. As a result of the consummation of the Transaction, an assignment of the Existing Advisory Agreement under the 1940 Act is expected to occur. This assignment will terminate the Existing Advisory Agreement in accordance with its terms as required by Section 15 of the 1940 Act.

Additionally, on August 6, 2015, RCS Capital Corporation (“RCS Capital”), the parent of the American National Stock Transfer, LLC (“ANST”), our transfer agent, and RCS Advisory Services, LLC (“RCSAS”), an affiliate of the sponsor that provides certain administrative and compliance services to the Company, and an affiliate of the Company’s dealer manager Realty Capital Securities, LLC (“RCS”), announced that it has entered into an agreement with Apollo to sell RCS Capital’s Wholesale Distribution Division, including the dealer manager and ANST, and certain related entities, to Apollo. Upon completion of the Transaction, ANST and RCS will continue to operate as a stand-alone entity within AR Global. RCSAS is not included in the assets which will be transferred to AR Global and will continue to be owned by RCS Capital following the Transaction. Apollo will separately evaluate ANST and seek opportunities to enhance its stockholder relations, including with respect to the stockholders of the Company.

In order for the Adviser to continue to serve as the investment adviser to the Company upon the closing of the Transaction, the stockholders of the Company must approve the New Advisory Agreement. The 1940 Act requires that a new investment advisory agreement be approved by both a majority of a company’s Non-interested Directors and “a majority of its outstanding voting securities,” as such term is defined under the 1940 Act. At an in-person meeting on August 25, 2015, the Board of Directors (including a majority of the Non-interested Directors) approved the New Advisory Agreement and voted unanimously to recommend that the Company’s stockholders approve the New Advisory Agreement.

If approved by the stockholders of the Company, the New Advisory Agreement will be executed on behalf of the Company and become effective upon the closing of the Transaction. The closing of the Transaction is conditioned on, among other things: (i) approval of the New Advisory Agreement by the Company’s stockholders; (ii) ) 75% of the Board of Directors not being “interested persons” as such term is defined in the 1940 Act; and (iii) the receipt of required regulatory and other approvals. If each of the terms and conditions is satisfied or waived, the parties to the Transaction Agreement anticipate that the closing will take place as soon as practicable after the Special Meeting.

The stockholders of the Company are being asked to approve the New Advisory Agreement between the Company and the Adviser. The terms and conditions of the New Advisory Agreement will be identical with respect to all material terms and conditions of the Existing Advisory Agreement, and the investment advisory fees under the New Advisory Agreement will remain the same as the investment advisory fees under the Existing Advisory Agreement. Any changes between the terms of the New Advisory Agreement and the Existing Advisory Agreement are discussed below. The Board of Directors believes the approval of the New Advisory Agreement will provide continuity of advisory services to the Company by the Adviser, and believes it to be in the best interests of the Company and its stockholders.

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If Proposal 1 is approved by the Company’s stockholders, one of the Company’s current interested directors, Mr. Kahane, will resign from the Board of Directors upon the closing of the Transaction in order for the condition concerning board composition described above to be satisfied.

Upon consummation of the Transaction, the Company’s investment objective and strategies will remain the same, which is to generate both current income and to a lesser extent long-term capital appreciation through debt and equity investments. Over the longer term, the Adviser believes that the Transaction has the potential to benefit the Company through access to strategic investment opportunities and to Apollo’s expertise as a leading global alternative investment manager. In addition, Apollo will evaluate and seek opportunities to enhance the Adviser’s investment process, including the ways in which the investment process of Apollo and its investment adviser affiliates may supplement the Adviser’s process.

There will be no changes to the Company’s distribution policy. To the extent that the Company has income available, it intends to continue to distribute monthly distributions to its stockholders. The amount of the Company’s distributions, if any, will be determined by its Board of Directors. Any distributions to the Company’s stockholders will be declared out of assets legally available for distribution.

As a BDC, the Company needs the ability to raise additional capital for investment purposes on an ongoing basis. Accordingly, if the Company lists its shares of common stock with a national securities exchange, the Company expects to access the capital markets from time to time to raise cash to take advantage of additional investment opportunities. Prior to any such listing, the Company may seek to acquire additional capacity on its bank credit lines or seek additional sources of debt capital. The Adviser believes that being a part of the Apollo platform has the potential to benefit the Company should it seek to list and/or raise additional equity or debt capital in the future.

Following the completion of the Transaction, you will still own the same amount and type of shares in the same Company.

The Company will not bear the costs associated with the Transaction. These costs will be borne by ARC and Apollo. Apollo and ARC will also equally bear the costs associated with the Special Meeting, including the cost of any proxy solicitor.

Benefits of the Transaction

In evaluating the New Advisory Agreement, the Board of Directors requested an extensive set of materials regarding Apollo and its affiliates, including the Adviser. With respect to Apollo’s platform, the Board considered the following:

•	Apollo is a leading global alternative investment manager with $163 billion in assets under management. The firm was founded in 1990 and has grown to become one of the largest alternative investment managers in the world.

•	Apollo maintains a value-oriented investment strategy across its three business segments including private equity, credit and real estate, with significant distressed expertise.

•	Apollo is led by three managing partners, Leon Black, Joshua Harris and Marc Rowan, who have worked together for more than 25 years and lead a global team of 886 employees, including 331 investment professionals.

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•	Apollo raises, invests and manages funds on behalf pension, endowment and sovereign wealth funds, as well as other institutional, high net worth and individual investors.

•	Apollo’s business segments and investment strategies are as follows:

o	Private Equity

▪	Distressed Buyouts, Debt and Other Investments

▪	Corporate Carve-outs

▪	Opportunistic Buyouts

▪	Natural Resources

o	Credit

▪	Drawdown Funds

▪	Liquid and Performing Funds

▪	Permanent Capital Vehicles

o	Real Estate

▪	Opportunistic equity investing in real estate assets, portfolios, companies and platforms

▪	Commercial real estate debt investments including First Mortgage and Mezzanine Loans and Commercial Mortgage Backed Securities

•	As of June 30, 2015, Apollo had total asset under management (AUM) of $163 billion, including approximately $39 billion in private equity, $113 billion in credit and $11 billion in real estate.

The Board of Directors discussed Apollo's qualifications and considered its philosophy of management, historical performance, and methods of operations, and considered the following potential benefits to the Company and its stockholders:

•	Apollo manages approximately $5 billion of 1940 Act-registered funds and has extensive experience and knowledge with the intricacies of managing these vehicles.

•	Apollo also manages AIC, one of the first externally-managed publicly-listed BDCs. Apollo is familiar with buy-side investment and sell-side analyst communities, which would benefit the Company assuming it eventually provides its investors with a liquidity event by listing on an exchange.

•	As a leading global alternative asset manager, the Apollo platform as a whole interfaces extensively with capital markets and trading desks, which offers opportunities with regard to potential transactions and the ability to gain competitive pricing from underwriters and lenders and access to an array of financing options on preferable terms

•	Beyond regular-way loan and debt investments, Apollo is often offered access to various strategic activities, including partnerships with leading origination platforms and acquisition opportunities.

•	Apollo’s success as a leading private equity and credit manager strengthens its ability to attract human capital.

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•	The Adviser will have access to the accounting, finance, legal and compliance resources of Apollo’s larger platform.

•	Over the longer term, the Adviser believes that the Transaction has the potential to benefit the Company through access to strategic investment opportunities and to Apollo’s expertise as a leading global alternative investment manager. In addition, Apollo will evaluate and seek opportunities to enhance the Adviser’s investment process, including the ways in which the investment process of Apollo and its investment adviser affiliates may supplement the Adviser’s process.

Additional Considerations under the 1940 Act

The Transaction is structured to comply with the conditions imposed under Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or a controlling interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:

•             First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must not be “interested persons,” as such term is defined in the 1940 Act, of the investment adviser or predecessor adviser. The Board of Directors is expected to meet this requirement as a result of the resignation of one of the Company’s current interested directors, Mr. Kahane, who will resign from the Board of Directors at the closing of the Transaction if the New Advisory Agreement is approved by the Company’s stockholders; and

•             Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of such an adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its stockholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Adviser and Apollo will conduct, and use their reasonable best efforts to cause their respective affiliates to conduct, relevant aspects of their respective businesses in compliance with the conditions of Section 15(f). This includes refraining from proposing any increase in the investment advisory fees paid by the Company to the Adviser.

Summary of the Terms of the Existing Advisory Agreement and New Advisory Agreement

A copy of the New Advisory Agreement is attached to this Proxy Statement as Appendix A. The following description of the terms of the New Advisory Agreement is only a summary. You should refer to Appendix A for the New Advisory Agreement, and the description of the New Advisory Agreement set forth in this Proxy Statement is qualified in its entirety by reference to Appendix A.

The Adviser has served as investment adviser to the Company since the commencement of the Company’s operations in 2010, pursuant to the terms of the Existing Advisory Agreement as amended from time to time. If approved by the stockholders at the Special Meeting, the Adviser will continue to provide services pursuant to the terms of the New Advisory Agreement. The terms and conditions of the New Advisory Agreement are identical in all material respects to the Existing Advisory Agreement. Following approval by the stockholders of the Company in the manner required by the 1940 Act, the New Advisory Agreement will be entered into immediately following the closing of the Transaction. The New Advisory Agreement will remain in effect for a period of two (2) years from the date it is signed, unless sooner terminated. After the initial two-year period, continuation of the New Advisory Agreement from year-to-year is subject to annual approval by the Board of Directors, including at least a majority of the Non-interested Directors.

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The following summary of terms under the Existing Advisory Agreement does not take into account the amendments to the Existing Advisory Agreement approved by the Company’s shareholders on July 1, 2015 because such amendment will only take effect in the event that the Company lists its common stock on a national securities exchange.

Advisory and Other Services.  Under the terms of the Existing Advisory Agreement and the New Advisory Agreement (collectively, the “Advisory Agreements”), subject to the supervision of the Board of Directors, the Adviser manages the Company’s day-to-day operations of, and provides investment advisory services to the Company, in each case in accordance with the Company’s investment objectives, policies and restrictions. The Adviser’s responsibilities have included and will include: (i) the determination of the composition of the Company’s portfolio, the nature and timing of the changes of the Company’s portfolio and the manner of implementing such changes; (ii) identifying, evaluating and negotiating the structure of the investments the Company makes; (iii) closing, monitoring and servicing the investments the Company makes; and (iv) determining which securities and other assets the Company will purchase, retain or sell; and (v) providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Adviser’s services under the Advisory Agreements are and will be non-exclusive, and the Adviser is and will be free to furnish similar services to other entities as long as its services to the Company are not impaired.

Management Fees.  The management fees under the New Advisory Agreement will be calculated in a manner identical to that of the Existing Advisory Agreement. For services provided by Adviser under the Advisory Agreements, the Company pays and will pay the Adviser a management fee consisting of two components, a base management fee and an incentive fee. The base management fee (the “Base Fee”) is and will be calculated at an annual rate of 1.5% of the Company’s gross assets. For services rendered under the Advisory Agreements, the Base Fee is and will be payable quarterly in arrears, and is and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Fee for any partial quarter will be appropriately prorated.

The incentive fee consists of two parts. The first part, referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income” for the immediately preceding quarter. The payment of the subordinated incentive fee on income is subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below).

For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase program.

The calculation of the subordinated incentive fee on income for each quarter is as follows:

•	No subordinated incentive fee on income shall be payable to the Adviser in any calendar quarter in which our pre-incentive fee net investment income does not exceed the preferred return rate of 1.75% or 7.00% annualized, the “preferred return” on adjusted capital;

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•	100% of our pre-incentive fee net investment income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser. This portion of the subordinated incentive fee on income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of our pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 2.1875% (8.75% annualized) in any calendar quarter; and

•	For any quarter in which our pre-incentive fee net investment income exceeds 2.1875% (8.75% annualized), the subordinated incentive fee on income shall equal 20% of the amount of our pre-incentive fee net investment income, as the preferred return and catch-up will have been achieved.

The second part of the incentive fee, referred to as the incentive fee on capital gains, is an incentive fee on capital gains earned on liquidated investments from the portfolio and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement). This fee equals 20.0% of our incentive fee capital gains, which shall equal our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

For the year ended December 31, 2014, we incurred $24.9 million of base management fees, of which the Adviser waived $0.0 million. For the year ended December 31, 2014, we incurred $7.3 million of incentive fees, of which the Adviser waived $1.3 million.

Expenses.  Under the New Advisory Agreement, similar to the Existing Advisory Agreement, all personnel of the Adviser or Apollo, when and to the extent engaged in providing investment advisory services, and the compensation and expenses of such personnel allocable to such services, will be provided and paid for by the Adviser or by Apollo, and not by the Company. The Company is and will be responsible for all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Company’s net asset value; effecting sales and repurchases of shares of the Company’s common stock and other securities; investment advisory fees; fees payable to third parties relating to, or associated with, making investments (in each case subject to approval by the Company’s Board of Directors); transfer agent and custodial fees; federal and state registration fees; any exchange listing fees; federal, state and local taxes; Non-Interested Directors’ fees and expenses; costs of proxy statements, stockholders’ reports and notices; fidelity bond, directors and officers/errors and omissions liability insurance and other insurance premiums; and direct costs such as printing, mailing, long distance telephone, staff, independent audits and outside legal costs and all other expenses incurred by the Company or the Adviser in connection with administering the Company’s business. All of these expenses are ultimately borne by the Company’s common stockholders.

Term, Continuance and Termination.  The Advisory Agreements provide that the Advisory Agreements will remain in force for two years from the date on which they first become effective, and thereafter from year to year, subject to approval by the Board of Directors or a vote of a majority of the outstanding voting securities of the Company and by approval of a majority of the Non-interested Directors. The Advisory Agreements may be terminated at any time, without the payment of any penalty, by the action of the Board of Directors or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 120 days’ written notice to the Company.

Indemnification.  The Advisory Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, the Adviser and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreements or otherwise as an investment adviser of the Company.

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Board Consideration of the Approval of the New Advisory Agreement

On August 25, 2015, the Board of Directors, including a majority of Non-interested Directors, met and discussed the Transaction and its possible effects on the Company, and evaluated the New Advisory Agreement. Senior officers of the Adviser and Apollo were present to answer questions from the Board of Directors. Following these discussions and considerations at this meeting, the Board of Directors, including a majority of Non-interested Directors, approved the New Advisory Agreement.

In evaluating the New Advisory Agreement, the Board of Directors reviewed certain materials furnished separately by the Adviser, Apollo and their affiliates relevant to its decision. Those materials included information regarding the Adviser and Apollo and their affiliates, their personnel, operations and financial conditions. Representatives of the Adviser and Apollo discussed with the Board of Directors the Adviser’s and Apollo’s philosophy of management, historical performance and methods of operation insofar as they related to the Company, and indicated their belief that, as a consequence of the Transaction, the operations of the Adviser and its ability to provide advisory services to the Company would not be adversely affected and would likely be enhanced by the resources of Apollo. The Board of Directors considered the potential benefits to stockholders and terms of the Transaction, contemplated changes in the governance structure of the Adviser and the Company; the strategic plans for the Adviser and the Company; the nature, extent and quality or level of services to be provided to the Company; key personnel that are expected to service the Company and/or the Board of Directors and the compensations or incentive arrangements to retain such personnel; the Adviser’s new ownership and capital structure; the additional compliance obligations that would be applicable to the Adviser and the Company’s operations as a result of the Transaction; the Company’s fees and expenses; and such other factors as the Board of Directors and the Non-interested Directors deemed relevant to their decision.

In approving the New Advisory Agreement, the Board of Directors, including all of the Non-interested Directors, considered the following matters and reached the following conclusions:

•	Nature, Extent and Quality of Investment Advisory Services. The Board of Directors, including the Non-interested Directors, considered the nature, extent and quality of the investment advisory services to be provided by the Adviser to the Company after the closing of the Transaction. The Board of Directors reviewed the expected resources of the Adviser and the composition, education and experience of Apollo’s investment professionals. They concluded that the nature, quality and extent of the services to be provided to the Company by the Adviser after the closing of the Transaction are appropriate and that the Company is likely to benefit from the provision of these services. They also concluded that Apollo will provide the Adviser with sufficient resources and personnel, with the appropriate education and experience, to serve the Company effectively and Apollo had demonstrated its ability to attract and retain well-qualified personnel.

•	Investment Performance. The Board of Directors reviewed the Company’s historical investment performance and compared the Company’s prior performance with the performance of comparable BDCs. The Board of Directors concluded that, although past performance is not necessarily indicative of future results, the favorable performance record of the Company was an important factor in their evaluation of the quality of services expected to be provided by the Adviser under the New Advisory Agreement.

•	Costs of the Services Provided to the Company and the Profits Realized by the Adviser. The Board of Directors considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including management fees and incentive fees) paid to investment advisers of other BDCs with similar investment objectives, as well as publicly traded BDCs in general. The comparative data outlined management fees and incentive fees paid to such investment advisers, including the calculation of such management fees and incentive fees, in relation to such other companies’ total assets and the services rendered by such investment advisers. The Board of Directors reviewed questionnaires completed, and materials provided in connection therewith, by the Adviser and Apollo. In light of this comparative data, the Board of Directors considered the Company’s operating expenses and expense ratio compared to such other companies. Based upon its review, the Board of Directors concluded that, although the fee structures vary among BDCs, the base management fees and incentive fees to be paid under the New Advisory Agreement are generally consistent with those payable under agreements of comparable BDCs described in the comparative data then available.

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•	Profitability of Investment Adviser. The Board of Directors reviewed information on the profitability of the Adviser in serving as the Company’s investment adviser. It concluded that the profitability of the Adviser with respect to the Company in relation to the services rendered was not unreasonable and that the financial condition of the Adviser was sound. It also concluded that the management fees and other compensation payable by the Company to the Adviser and its affiliates were reasonable in relation to the nature, extent and quality of the services provided, taking into account the fees charged by other advisers for managing comparable BDCs.

•	Additional Benefits Derived by Investment Adviser and Apollo. The Non-interested Directors also considered benefits that accrue to the Adviser and Apollo from their relationship with the Company. Based on their evaluation of the information referred to above and other information, the Non-Interested Directors determined that the overall arrangements between the Company and the Adviser were fair and reasonable in light of the nature, extent and quality of the services expected to be provided by the Adviser upon completion of the Transaction and the fees expected to be charged for those services and that the New Advisory Agreement was in the best interest of the Company and its stockholders.

•	Other Matters Considered. In addition, the Board of Directors also considered the intangible benefits that accrue to the Adviser by virtue of its relationship with the Company and concluded that they were appropriate.

The Non-interested Directors were also advised that as part of a separate transaction that has not yet been consummated, Apollo would be acquiring ANST, the Company’s transfer agent, from an affiliate of the Adviser. Apollo will separately evaluate ANST and seek opportunities to enhance its shareholder relations, including with respect to the shareholders of the Company.

The Non-interested Directors consulted in executive session with their independent legal counsel regarding the approval of the New Advisory Agreement. Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board of Directors, including all of the Non-interested Directors, concluded in light of all of the Company’s surrounding circumstances that the compensation payable to the Adviser was reasonable in relation to the services to be provided by the Adviser to the Company.

After these deliberations, the Board of Directors, including a majority of the Non-interested Directors, approved the New Advisory Agreement between the Adviser and the Company as in the best interests of the Company and its stockholders. The Board of Directors then directed that the New Advisory Agreement be submitted to the Company’s stockholders for approval with the Board of Directors’ recommendation that stockholders vote to approve the New Advisory Agreement.

The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. Individual members of the Board of Directors may have given different weights to different factors.

Information Regarding Our Directors and Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity, with the exception of William M. Kahane, who is expected to resign from the Board of Directors upon closing of the Transaction so that the Company will satisfy the 75% non-interested director requirement under Section 15(f) of the 1940 Act:

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Name	Age	Principal Occupation and Positions Held

Peter M. Budko	55	Chairman and Chief Executive Officer

Robert K. Grunewald	53	President, Chief Investment Officer and Chief Operating Officer

Nicholas Radesca	50	Chief Financial Officer, Treasurer and Secretary

Thomas Riley	44	Chief Compliance Officer

Leslie D. Michelson	64	Independent Director

Randolph C. Read	63	Independent Director

Edward G. Rendell	71	Independent Director

Business Experience of Directors and Officers

Interested Director

Peter M. Budko. Peter M. Budko has served as a director and chairman of the Board of Directors of our company since December 2014, chief executive officer of our company since November 2014, and has served as president of our company from April 2012 until November 2014 and as the chief operating officer of the company from January 2011 until November 2014. Mr. Budko has served as the chief executive officer of our Adviser since June 2010. He also served as the chief investment officer of our company from May 2010 until April 2012. Mr. Budko has also served as president and chief operating officer of Business Development Corporation of America II (“BDCA II”) and as chief executive officer of its adviser since May 2014, as BDCA II’s chief executive officer since November 2014, as an executive officer of Realty Finance Trust, Inc. (“RFT”), and RFT’s advisor since their formation in November 2012, and as chief investment officer and a director of RCS Capital since February 2013. Mr. Budko has been a principal and a member of the investment committee of the adviser to BDCA Venture, Inc. (a publicly-listed BDC) (“BDCV”), BDCA Venture Adviser, LLC (“BDCV Adviser”), since July 2014. Mr. Budko was a founding partner of our Sponsor and serves or has served in various executive capacities among other public, non-traded investment programs currently or formerly sponsored by our Sponsor. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets from 1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization; net lease credit financing and acquisitions; structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

We believe that Mr. Budko’s current experience as an executive officer of our company, the Adviser, BDCA II and its adviser, RFT and RFT’s advisor, as an executive officer and director of RCS Capital, as founding partner of our Sponsor and his experience in various executive capacities among other public, non-traded investment programs currently or formerly sponsored by our Sponsor, and significant prior financial services experience, make him well qualified to serve as our chairman of our Board of Directors.

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Independent Directors

Leslie D. Michelson. Leslie D. Michelson was appointed as an independent director of the Company in January 2011. Mr. Michelson also has served as an independent director of BDCA II since August 2014, and of Realty Capital Income Funds Trust (“RCIFT”), a family of mutual funds advised by an affiliate of our Sponsor, since April 2013. Mr. Michelson served as an independent director from ARC HT since January 2011 until July 2012 and as lead independent director from July 2012 until January 2015. Mr. Michelson served as an independent director of ARCT from January 2008 until the close of its merger with Realty Income Corporation in January 2013. Mr. Michelson was appointed as lead independent director of ARCT in July 2012. Mr. Michelson served as an independent director of ARC RCA from March 2012 until October 2012. Mr. Michelson also has served as an independent director of American Realty Capital Properties, Inc. (before it changed its name to VEREIT, Inc.) (“VER”), from October 2012 until April 2015. Mr. Michelson also served as an independent director of BDCV from June 2014 until June 2015. Mr. Michelson was appointed as lead independent director of RFT in January 2013 and served as such until November 2014. Mr. Michelson served as an independent director of ARC DNAV from August 2011 until February 2012 and served as a director of NYRT from October 2009 until August 2011. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its Board of Directors from January 2002 until April 2013. Mr. Michelson served on the Board of Directors of Catellus Development Corp. (“Catellus”), from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the Audit Committee of the Board of Directors, of Catellus for 5 years and served at various times as the chairman of the Audit Committee and the Compensation Committee. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, an AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001, and of Landmark Imaging, a privately held diagnostic imaging and treatment company from 2007 to 2010. Also since June 2004 and through the present, he has been and is a director and vice chairman of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (“ALS”), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

We believe that Mr. Michelson’s current experience as an independent director of our company, BDCA II and RCIFT; his previous experience as lead independent director of ARC HT and as a member of the Board of Directors of ARC DNAV, ARC RCA, ARCT, NYRT and RFT and Catellus and his legal education make him well qualified to serve as a member of our Board of Directors.

Randolph C. Read Randolph C. Read was appointed an independent director of our company in December 2014. Mr. Read has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009. Mr. Read has previously served as President of a variety of other companies, including International Capital Markets Group, Inc. Mr. Read serves on the Board of Directors of Healthcare Trust, Inc. and NYRT and the advisory board of the Flying Food Group, LLC and has previously served on a number of public and private company boards. He has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

We believe that Mr. Read’s current and prior business experience described above and his leadership qualities make him well-qualified to serve as a member of our Board of Directors.

Edward G. Rendell. Edward G. Rendell was appointed as an independent director of the Company in January 2011. Governor Rendell also has served as an independent director of ARCT III from March 2012 until the close of its merger with VER in February 2013 and as an independent director of ARC RCA since October 2012. Governor Rendell served as an independent director of VER from July 2011 until October 2012. Governor Rendell was reappointed as an independent director of VER in February 2013 and served until April 2015. Mr. Rendell was appointed as an independent director of ARC Global in May 2012. Governor Rendell also served as an independent director of ARC HT from January 2011 until March 2012. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, he served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. He also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, he eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. He was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Governor Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986 he was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, he was a candidate for the mayor of Philadelphia. From 1988 through 1991, Governor Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Governor Rendell was an attorney at the law firm of Ballard Sphar. Governor Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

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We believe that Governor Rendell’s current experience as an independent director of ARCT III, ARC RCA and ARC Global, his prior experience as an independent director of ARC HT, his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia, including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

Non-Director Executive Officers and Chief Compliance Officer

Robert K. Grunewald. Robert K. Grunewald has served as the chief investment officer of the Company since April 2012 and as president and chief operating officer of the Company since December 2014. Mr. Grunewald has also served as the chief investment officer of the Adviser since September 2011. Mr. Grunewald has also served on the investment committee of BDCV Adviser since July 2014. Mr. Grunewald has over 25 years of experience with middle market finance, BDCs and asset management. Within the finance industry, he has participated as a lender, investment banker, M&A advisor, portfolio manager and hedge fund operator. As head of Financial Services M&A at NationsBank/Montgomery Securities from 1992 through 1997, Mr. Grunewald and his team completed numerous assignments for clients throughout the specialty finance industry. In 1997, Mr. Grunewald was recruited to lead the Specialty Finance Investment Banking Practice at what became Wachovia Securities. At Wachovia, Mr. Grunewald managed a number of high profile transactions, including initial public offerings and secondary offerings for some of the largest publicly-traded BDCs and finance companies including Capital Source, American Capital Strategies, Allied Capital, Ares Capital and Gladstone Capital. In 2006, Mr. Grunewald joined American Capital Strategies (“ACAS”), a publicly-traded BDC and global asset manager with current assets under management in excess of $52 billion. As head of the Financial Services Investment Practice from 2006 through 2009, Mr. Grunewald and his team focused on investment activity in the specialty finance, insurance, depository and asset management sectors. In his three years at ACAS, Mr. Grunewald committed over $1 billion to debt and equity investments and also founded two highly successful financial services companies at ACAS: Core Financial Holdings, a diversified commercial finance company and asset based lender, and American Capital Agency Corporation (NASDAQ: “AGNC”), a publicly traded mortgage REIT. Mr. Grunewald’s relationships and contacts within the middle market finance arena will allow BDCA to source debt and equity investments from a large universe of middle market originators and sponsors.

Nicholas Radesca. Nicholas Radesca has served as the chief financial officer and treasurer of the Company and the Adviser since February 2013. Mr. Radesca has also served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since January 2014. In addition, Mr. Radesca has served as chief financial officer of ARCT V, the ARC V advisor and the ARCT V property manager since January 2014. Mr. Radesca has also served as the chief financial officer of NYRT, the NYRT advisor, the NYRT property manager from February 2014 until April 2014. Mr. Radesca also served as the interim chief financial of ARC HT, the ARC HT advisor, the ARC HT property manager, ARC HT II, the ARC HT II advisor and the ARC HT II property manager from February 2014 to March 2014. Mr. Radesca has also served as the chief financial officer and treasurer of ARC RFT and the ARC RFT advisor since January 2013. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded BDCs. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc., a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has nearly 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. He holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

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Thomas Riley. Thomas Riley has served as chief compliance officer of the Company since April 2015 and has served as CCO of the Adviser since March 2015. Mr. Riley is a Compliance Officer with RCS Advisory Services, an affiliate of the Sponsor that provides certain administrative and compliance services to the Company and other investment companies sponsored or advised by the Sponsor or its affiliates. Prior to joining RCS Advisory in January 2015, Mr. Riley was senior risk manager for the Dealer Manager from June 2014, where he worked on compliance matters for the Dealer Manager’s retail broker-dealer subsidiaries. Prior to joining the Dealer Manager, Mr. Riley was with The Guardian Life Insurance Company of America from April 2004 to June 2014 where he served as AVP, Head of Sales Supervision for their wealth management advisory platform. Mr. Riley has received his BS in Finance & Economics from Siena College.

Administration Agreements

US Bancorp Fund Services, LLC (the “Administrator”) currently provides and will continue to provide the Company with services such as accounting, financial reporting, legal and compliance support and investor relations support, necessary for us to operate pursuant to a fund administration servicing agreement and a fund accounting servicing agreement.

Affiliated Brokerage Commissions

During the last fiscal year, the Company did not pay commissions to any affiliated broker of the Adviser.

Other Funds Managed by the Adviser

The Adviser does not advise any other investment company or BDC with objectives or policies similar to the Company. BDCA Adviser II, LLC (“BDCA Adviser II”), an investment adviser under common control with the Adviser, advises another BDC, Business Development Corporation of America II (“BDCA II”). Information regarding BDCA II’s advisory fee and expense arrangements appears below.

Investment Company or Business Development Company	Assets Under Management	Advisory Fee	Waivers/Reimbursements
BDCA II	N/A*	Base Fee: 1.0% Incentive Fee on Income: 15%** Incentive Fee on Capital Gains: 15%	BDCA II has entered into an expense support agreement with BDCA Adviser II whereby it may pay BDCA II’s operating expenses for any period beginning on the effective date of its registration statement. BDCA Adviser II has not made any such payments as of the date of this proxy statement.

*	As of the date of this proxy statement, BDCA II has not commenced operations and only has seed capital.
**	BDCA II’s incentive fee on income is subject to a preferred return to shareholders of 1.75% per quarter, or 7.00% annually.

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Required Vote

Approval of this proposal requires the affirmative vote of “a majority of outstanding voting securities” entitled to vote at the Special Meeting, as defined under the 1940 Act. Since the Company’s only voting securities are common stock, consistent with the 1940 Act, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting is required to approve the New Advisory Agreement. For purposes of approval of the New Advisory Agreement, “a majority of outstanding shares of common stock” is the lesser of: (i) 67% or more of the shares of common stock present at the Special Meeting if the holders of more than 50% of the outstanding common stock are present or represented by proxy; or (ii) more than 50% of the Company’s outstanding shares of common stock as of the Record Date. Abstentions will have the effect of a vote against this proposal. Since banks, brokerage firms or other nominees do not have discretion to vote on this proposal, if you do not provide voting instructions to your bank, brokerage firm or other nominee, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of meeting the quorum requirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE NEW ADVISORY AGREEMENT BETWEEN THE COMPANY AND ADVISER,
TO TAKE EFFECT UPON THE CONSUMMATION OF THE TRANSACTION.

Certain Relationships and Related Party Transactions

Pre-Transaction Agreement Relationships

The following is a summary of certain relationships and related transactions that exist prior to the closing of the Transaction.

We have entered into an Investment Advisory Agreement with our Adviser, which is wholly owned by AR Capital, which is indirectly majority-owned by Mr. Schorsch and Mr. Kahane, currently a member of our Board of Directors who will resign at the closing of the Transaction, if the New Advisory Agreement is approved by our stockholders. Our Chief Financial Officer and Chief Compliance Officer and our Adviser’s investment professionals may also serve as principals of other investment managers affiliated with our Adviser or AR Capital that may in the future manage investment funds with investment objectives similar to ours.

On July 8, 2010, our Adviser, pursuant to a private placement, contributed an aggregate of $200,000 to purchase 22,222 shares of common stock at $9.00 per share, which represents the public offering price at that time of $10.00 per share minus selling commissions of $0.70 per share and dealer manager fees of $0.30 per share. Because no sales commission or dealer manager fees were paid on the gross offering proceeds from the private placement, the per share net offering proceeds received by us from the private placement were equal to the per share net offering proceeds that we received from investors who purchased our shares at a price of $10.00 in our initial public offering. In addition, on February 1, 2012, our Adviser contributed an additional $1,300,000 to purchase 140,784 shares of our common stock at $9.234 per share so that the aggregate contributed by our Adviser to the Company is $1,500,000. Our Adviser will not tender any amount of its shares for repurchase as long it continues to serve as our investment adviser.

Any transaction with our affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors, including a majority of Non-interested Directors.

We rely, in part, on our Adviser to manage our day-to-day activities and to implement our investment strategy. The Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, our Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Our Adviser and certain of its affiliates have certain conflicts of interest in connection with the management of our business affairs, including, but not limited to, the following:

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Our Adviser and its affiliates must allocate their time between advising us and managing other investment activities and business activities in which they may be involved, including the other programs sponsored by affiliates of AR Capital, as well as any programs that may be sponsored by such affiliates in the future;

The compensation payable by us to our Adviser will be approved by our Board of Directors consistent with the exercise of the requisite standard of care applicable to directors under Maryland law. Such compensation is payable, in most cases, whether or not our stockholders receive distributions and may be based in part on the value of assets acquired with leverage;

Regardless of the quality of the assets acquired, the services provided to us or whether we pay distributions to our stockholders, our Adviser will receive certain fees in connection with the management and sale of our portfolio companies;

Our Adviser is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser and its affiliates. In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby we screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction.

Prior to the end of our continuous public offering on June 30, 2015, we engaged our dealer manager, an entity under common ownership with our Adviser, and paid fees to such entity pursuant to the dealer manager agreement.

Under a separate letter agreement between us and the investment banking and capital markets division of the dealer manager, we pay the dealer manager for the provision of strategic advisory services (such as performing financial analyses, evaluating the Company against publicly-listed comparables and other types of investment banking and capital markets advisory services) prior to the occurrence of certain events, such as listing, merger, or sale of the Company.

An affiliate of the Adviser, SK Research, LLC (“SK Research”), is an entity under common ownership with the Sponsor. SK Research provides broker-dealers and financial advisors with the research, critical thinking and analytical resources necessary to evaluate the viability, utility and performance of investment programs. The Company entered into a due diligence review fee reimbursement agreement on May 21, 2014 with SK Research.

An affiliate of the Adviser, RCS Advisory Services, LLC (“RCSAS”), is an entity under common ownership with the Sponsor. RCS performs legal, compliance and marketing services for the Company as contemplated under the Existing Advisory Agreement.

In April 2013, our dealer manager received notice and a proposed AWC from FINRA, the self-regulatory organization that oversees broker dealers, indicating that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013.

Our transfer agent is owned by an entity which is under common control with our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored by our sponsor. As noted above, Apollo will acquire ANST in a transaction that has not yet been consummated.

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For the fiscal year ended December 31, 2014, fees paid by us for services provided to us by the Adviser or its affiliates (other than base management fees, incentive fees and brokerage commissions) amounted to approximately $101.5 million, consisting of selling commissions and dealer manager fees, offering costs, investment banking advisory fees, transfer agent fees, professional fees and other general and administrative fees.

Post-Transaction Agreement Relationships

The following is a summary of certain relationships and related transactions that may exist after the closing of the Transaction.

We will enter into the New Advisory Agreement with the Adviser upon the closing of the Transaction. The Adviser will be an indirect subsidiary of AR Global.

Upon consummation of the Transaction, the Company will continue to rely on the Adviser to identify investment opportunities and make investment recommendations to the Company. Apollo will evaluate and seek opportunities to enhance the Adviser’s investment process, including the ways in which the investment process of Apollo and its investment adviser affiliates may supplement the Adviser’s process.

Apollo and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Company and/or may involve substantial time and resources of Apollo or the Adviser. Also, in connection with such business activities, Apollo and its affiliates may have existing business relationships or access to material, non-public information that may prevent it from recommending investment opportunities that would otherwise fit within the Company’s investment objectives. All of these factors could be viewed as creating a conflict of interest in that the time and effort of the members of Apollo, its affiliates and their officers and employees will not be devoted exclusively to the Company’s business but will be allocated between the Company and the management of the assets of other advisees of Apollo and its affiliates.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the written statements and copies of such forms received by it, other than as follows, the Company believes that during fiscal year ended December 31, 2014 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except, due to administrative errors, the following were not timely filed: one Form 4 for Mr. Michelson.

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PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Special Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the other proposals.

If the adjournment proposal is submitted for a vote at the Special Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of the proposals. If the adjournment proposal is approved, and the Special Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Special Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Our Board unanimously recommends a vote “FOR” this proposal.

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OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Special Meeting. If any matters do come before the Special Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Special Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Special Meeting unless certain securities law requirements are met.

AVAILABLE INFORMATION

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT QUARTERLY REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 405 Park Avenue, 14th Floor, New York, NY 10022 TELEPHONE NUMBER [212] 415-6500 OR [    ], THE COMPANY’S PROXY SOLICITOR (TELEPHONE NUMBER [ ] - ).

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2016 Annual Meeting of stockholders, the proposal must be received at our principal executive offices no later than January 16, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 Annual Meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 22, 2015 and ending at 5:00 p.m., Eastern Time, on January 21, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

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1.	as to each director nominee;

•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and

2.	as to any other business that the stockholder proposes to bring before the meeting,

•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and

3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,

•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and

5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Company’s charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Business Development Corporation of America, 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

You are cordially invited to attend the Special Meeting of stockholders in person. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the Internet.

By Order of the Board of Directors

Peter M. Budko
Chief Executive Officer and Chairman of the Board of Directors

New York, New York
[           ], 2015

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APPENDIX A

NEW INVESTMENT ADVISORY AGREEMENT

THIRD AMENDED AND RESTATED INVESTMENT ADVISORY AND MANAGEMENT SERVICES AGREEMENT

This Third Amended and Restated Investment Advisory and Management Services Agreement (the “Agreement”) is made as of the [   ] day of [         ], 2015, by and between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation (the “Company”), and BDCA ADVISER, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, on October 28, 2010, the Company and the Adviser entered into that certain Investment Advisory and Management Services Agreement (the “Original Agreement”) wherein the Company and the Adviser agreed that the Adviser would furnish investment advisory services to the Company and provide certain administrative services necessary for the operation of the Company on the terms and conditions set forth therein;

WHEREAS, the Company and the Adviser amended and restated the Original Agreement in its entirety and entered into an Amended and Restated Investment Advisory and Management Services Agreement dated as of June 23, 2011 (the “Amended Agreement”) in order to reduce the Base Management Fee;

WHEREAS, on June 5, 2013 the Company and the Adviser amended and restated the Amended Agreement in its entirety and entered into the Second Amended and Restated Investment Advisory and Management Services Agreement (the “Second Amended Agreement”) in order to remove the third part of the incentive fee, referred to as the “Subordinated Liquidation Incentive Fee,”

WHEREAS, the Adviser’s indirect parent, AR Capital, LLC (“AR Capital”), has agreed to transfer its ownership interests in the Adviser to newly formed Delaware limited liability company to be jointly owned by a subsidiary of Apollo Global Management, LLC and by AR Capital (the “Transaction”), and upon the consummation of the Transaction, an “assignment” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) of the Second Amended Agreement will occur, which will result in the termination of the Second Amended Agreement in accordance with its terms; and

WHEREAS, the Company and the Adviser now desire to amend and restate the Second Amended Agreement to include the changes herein set forth, to be contingent upon the approval of the Agreement by the Company’s stockholders and the completion of the Transaction,

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.           Duties of the Adviser.

(a)           Retention of Adviser. The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth:

(i)            in accordance with the investment objectives, policies and restrictions that are set forth in the Company’s Registration Statement on Form N-2 (File No. 333-166636) filed with the Securities and Exchange Commission (the “SEC”), as amended from time to time (the “Registration Statement”); and

(ii)           during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, the Company’s compliance policies and procedures as applicable to the Adviser and as administered by the Company’s chief compliance officer, and the Company’s charter and bylaws, in each case as amended from time to time,

(b)           Responsibilities of Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

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(i)             determine the composition and allocation of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)            identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)           execute, monitor and service the Company’s investments;

(iv)           determine the securities and other assets that the Company shall purchase, retain, or sell;

(v)            perform due diligence on prospective portfolio companies; and

(vi)           provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and

(vii)            to the extent permitted under the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), on the Company’s behalf, and in coordination with any Sub-Adviser (as defined below) and administrator, provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the Investment Company Act, including utilizing appropriate personnel of the Adviser to, among other things, participate in board and management meetings, consult with and advise officers of portfolio companies and provide other organizational and financial guidance.

(c)           Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board.

(d)           Acceptance of Employment. The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)           Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company.

(i)            The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser.

(ii)            Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to Board and Company stockholder approval thereunder, and other applicable federal and state law.

(iii)            Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f)            Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

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(g)            Record Retention. Subject to review by and the overall control of the Board, the Adviser shall keep and preserve in the manner and for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

The following provisions in this Section 1 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(h)           Administrator. The Adviser shall, upon request by an official or agency administering the securities laws of a state, province, or commonwealth (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to Company stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.

(i)           Fiduciary Duty: It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company. The Adviser shall not, by entry into an agreement with any stockholder of the Company or otherwise, contract away the fiduciary obligation owed to the Company and the Company stockholders under common law.

2.            Company’s Responsibilities and Expenses Payable by the Company.

(a)           Adviser Personnel. All investment personnel of the Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Company.

(b)           Costs. Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(c) below, the Company, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation) fees and expenses relating to: expenses deemed to be “organization and offering expenses” of the Company for purposes of Conduct Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); amounts paid to third parties for administrative services; the investigation and monitoring of the Company’s investments; the cost of calculating the Company’s net asset value; the cost of effecting sales and repurchases of shares of the Company’s common stock and other securities; management and incentive fees payable pursuant to the investment advisory agreement; fees payable to third parties relating to, or associated with, making investments and valuing investments (including third-party valuation firms), transfer agent and custodial fees, fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events); federal and state registration fees; any exchange listing fees; federal, state and local taxes; independent directors’ fees and expenses; brokerage commissions; costs of proxy statements; stockholders’ reports and notices; costs of preparing government filings, including periodic and current reports with the SEC; fidelity bond, liability insurance and other insurance premiums; and printing, mailing, independent accountants and outside legal costs.

  Notwithstanding the foregoing, the Company shall not be liable for Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization Offering Expenses, exceeds the greater of $125,000 and 1.5% of the aggregate gross proceeds from the offering of the Company’s securities (the “Offering Proceeds”). More specifically, the Company shall be obligated to reimburse the Adviser for all current and past Organization and Offering Expenses paid by the Adviser and not already reimbursed by the Company (the “Reimbursable O&O Expenses”) as follows:

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  (i)           if the Offering Proceeds are $8,333,333.33 or less, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed $125,000; or

  (ii)           if the Offering Proceeds exceed $8,333,333.33, the Company shall reimburse the Adviser for such Reimbursable O&O Expenses to the extent that the Reimbursable O&O Expenses, together with all past Organization and Offering Expenses for which the Adviser has received reimbursement, does not exceed an amount equal to 1.5% of the Offering Proceeds or a maximum reimbursement of $22,500,000, assuming the maximum offering size is $1,500,000,000.

The following provisions in this Section 2(c) shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(c)           Limitations on Reimbursement of Expenses. In addition to the compensation paid to the Adviser pursuant to Section 3, the Company shall reimburse the Adviser for all expenses of the Company incurred by the Adviser as well as the actual cost of goods and services used for or by the Company and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Company would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

(i)           rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and

(ii)           salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise).

(d)            Periodic Reimbursement. Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Company and the calculation of the reimbursement and shall deliver such statement to the Company prior to full reimbursement.

3.           Compensation of the Adviser. The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee.

(a)            Base Management Fee. The Base Management Fee shall be payable quarterly in arrears and shall be calculated at an annual rate of one and one half percent (1.5%) of the Company’s average gross assets based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. The Base Management Fee for any partial month or quarter shall be appropriately pro rated.

(b)           Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(i)            The first part, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on Adjusted Capital (as defined below) at the beginning of the most recently completed calendar quarter, of 1.75% (7.00% annualized), subject to a “catch up” feature (as described below). The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

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(A)           No Subordinated Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% or 7.00% annualized (the “Preferred Return”) on Adjusted Capital;

(B)           100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the preferred return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser. This portion of the company’s Subordinated Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.1875% (8.75% annualized) in any calendar quarter; and

(C)           For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.1875% (8.75% annualized), the Subordinated Incentive Fee on Income shall equal 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Preferred Return and catch-up will have been achieved.

(ii)            The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains During Operations,” shall be an incentive fee on capital gains earned on liquidated investments from the portfolio during operations prior to the liquidation of the Company and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

(iii)           For purposes of Section 3(b):

(A)           “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(B)           “Adjusted Capital” shall mean cumulative gross proceeds generated from sales of the Company’s common stock (including proceeds from the Company’s distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of the Company’s investments paid to stockholders and amounts paid for share repurchases pursuant to the Company’s share repurchase program.

(iv)           Notwithstanding the foregoing, in no event will the Adviser’s compensation on the basis of a share of capital gains exceed 20% of the realized capital gains upon the funds of the Company over the life of the Company, computed net of all realized capital losses and unrealized capital depreciation.

4.           Covenants of the Adviser.

(a)           Adviser Status. The Adviser covenants that it is registered as an investment adviser under the Advisers Act and will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments. The Adviser agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the Investment Company Act, as such code of ethics may be amended from time to time.

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The following provisions in this Section 4 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b)           Reports to Stockholders. The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Company (either included in a periodic report filed with the SEC or distributed in a separate report):

(i)           Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Company’s Quarterly Report on Form 10-Q filed by the Company under the Securities Exchange Act of 1934, as amended.

(ii)           Annual Report. Within 120 days after the end of the Company’s fiscal year, an annual report containing:

(A)           A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;

(B)           A report of the activities of the Company during the period covered by the report;

(C)           Where forecasts have been provided to the Company’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report;

(D)           A report setting forth distributions by the Company for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of Company assets.

(iii)            Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(c) for the previous fiscal year. The special report shall at a minimum provide:

(A)           A review of the time records of individual employees, the costs of whose services were reimbursed; and

(B)           A review of the specific nature of the work performed by each such employee.

(iv)           Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(c) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

(v)           Proposed Federal Income Tax Returns. Within 75 days after the end of the Company’s fiscal year, all information necessary for Stockholders’ to prepare their federal income tax returns.

(c)           Reports to State Administrators. The Adviser shall, upon written request of any State Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such State Administrator.

(d)            Reserves. In performing its duties hereunder, the Adviser shall cause the Company to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Company to retain a reasonable percentage of proceeds from offerings and revenues.

  (e)            Recommendations Regarding Reviews. From time to time and not less than quarterly, the Adviser must review the Company’s accounts to determine whether cash distributions are appropriate. The Company may, subject to authorization by the Board of Directors, distribute pro rata to the stockholders funds received by the Company which the Adviser deems unnecessary to retain in the Company.

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(f)            Temporary Investments. The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Company into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Company and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of Company securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Company as a return of capital without deduction of Front End Fees (as defined below).

5.           Brokerage Commissions. Limitations on Front End Fees; Period of Offering; Assessments

(a)           Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Adviser may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements which would circumvent this restriction.

 The following provisions in this Section 5 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b)            Limitations. Notwithstanding anything herein to the contrary:

(i)           All fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company (“Front End Fees”) shall be reasonable and shall not exceed 18% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 18% limitation.

(ii)            The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Company. The remaining proceeds may be used to pay Front End Fees.

 6.           Other Activities of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

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7.           Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.           Indemnification.

(a)            Indemnification of the Adviser. The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment advisor of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the charter of the Company or the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time.

(b)            Indemnification of the Company. The Adviser shall indemnify the Company, and its affiliates and Controlling Persons, for any Losses that the Company or its Affiliates and Controlling Persons may sustain as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws; provided, however, that such Losses were not the result of gross negligence or willful misfeasance by the Company, its affiliates or Controlling Persons (other than the Adviser).

 The following provisions in this Section 8 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(b)           Limitations on Indemnification. Notwithstanding Section 8(a) to the contrary, the Company shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Company provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)             the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

(ii)             the Indemnified Party was acting on behalf of or performing services for the Company;

(iii)             such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and

(iv)             such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders of the Company.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

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(i)            there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

(ii)           such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

(iii)           a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c)           Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:

(i)           The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii)           The legal action is initiated by a third party who is not a Company stockholder, or the legal action is initiated by a Company stockholder and a court of competent jurisdiction specifically approves such advancement; and

(iii)           The Indemnified Party undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is found not to be entitled to indemnification.

9.           Effectiveness, Duration and Termination of Agreement.

(a)           Term and Effectiveness. This Agreement shall become effective as of the date that the Company meets the minimum offering requirement, as such term is defined in the prospectus contained in the Company’s Registration Statement. This Agreement shall remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

  (b)           Termination. This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Company upon 60 days’ written notice to the Adviser, (i) upon the vote of a majority of the outstanding voting securities of the Company, or (ii) by the vote of the Company’s independent directors, or (b) by the Adviser upon 120 days’ written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

(c)           Payments to and Duties of Adviser Upon Termination.

(i)           After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.  If the Company and the Adviser cannot agree on the amount of such reimbursements and fees, the parties will submit to binding arbitration.

(ii)           The Adviser shall promptly upon termination:

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(A)           Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)           Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and

(C)           Cooperate with the Company to provide an orderly management transition.

The following provisions in this Section 9 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(d)            Other Matters. Without the approval of holders of a majority of the shares entitled to vote on the matter, the Adviser shall not: (i) amend the investment advisory agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business; or (v) cause the merger or other reorganization of the Company. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all reasonable expenses incurred as a result of its withdrawal. The Company may terminate the Adviser’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Company. If the Company and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Company. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Company.

  (e)           With respect to any shares owned by the Adviser, the Adviser may not vote or consent on matters submitted to the Stockholders regarding the removal of the Adviser or regarding any transaction between the Company and the Adviser.  In determining the existence of the requisite percentage of shares necessary to approve a matter on which the Adviser may not vote or consent, any shares owned by the Adviser shall not be included.

10.            Conflicts of Interests and Prohibited Activities.

The following provisions in this Section 10 shall apply for only so long as the shares of the Company are not listed on a national securities exchange.

(a)           No Exclusive Agreement. The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Company.

(b)           Rebates, Kickbacks and Reciprocal Arrangements.

(i)            The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.

(ii)            The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell the Company’s stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment of a registered broker-dealer or other properly licensed agent from sales commissions for selling or distributing the Company’s common stock.

(c)           Commingling. The Adviser covenants that it shall not permit or cause to be permitted the Company’s funds from being commingled with the funds of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Company’s funds are protected from the claims of other programs and creditors of such programs.

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11.           Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.           Amendments.

This Agreement may be amended by mutual written consent of the parties, subject to the provisions of the Investment Company Act.

13.           Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

14.            Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Investment Advisory and Management Services Agreement to be duly executed on the date above written.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:
Name:
Title:

BDCA ADVISER, LLC

By:
Name:
Title:

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

FOR THE SPECIAL MEETING OF STOCKHOLDERS

[           ], 2015

The undersigned stockholder of Business Development Corporation of America (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints [•] and [•], and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [The Core Club, located at 66 E. 55th Street, New York, New York 10022, commencing at 8:30 a.m. (local time)], and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1 and 2, and in the discretion of the proxies with respect to matters described in Proposal 3.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS
BUSINESS DEVELOPMENT CORPORATION OF AMERICA
[           ], 2015

VOTE BY INTERNET — www.2voteproxy.com/arc

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Business Development Corporation of America in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE — 1-800-830-3542

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to [Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169.]

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To approve a New Advisory Agreement between Business Development Corporation of America and BDCA Adviser, LLC, to take effect upon the consummation of the Transaction as defined in the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To vote upon such other business as may properly come before the Special Meeting or any postponement or adjournment thereof.

IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE

IF HELD JOINTLY